Exhibit 99.1

NEWS RELEASE

Investor Contact:
James Perry, Vice President and Treasurer
Trinity Industries, Inc.
214/589-8412

FOR IMMEDIATE RELEASE

Trinity Industries, Inc. Announces Railcar Leasing Transaction

DALLAS – June 28, 2007 – Trinity Industries, Inc. (NYSE:TRN) announced today it has purchased 20% of the equity in newly-formed TRIP Rail Holdings LLC (“TRIP”), which will provide railcar leasing and management services in North America. TRIP’s remaining equity is held by five private investors not related to Trinity or its subsidiaries. The entity is the first of its kind in the railcar leasing industry.

As part of the agreement, a wholly-owned subsidiary of TRIP plans to purchase approximately $1.4 billion in railcars from Trinity Industries, Inc. and Trinity Industries Leasing Company (“TILC”) during the next 24 months. TILC will manage and service the railcars for the new entity.

“By forming this new company, we are able to shift a significant portion of Trinity’s railcar backlog that had been dedicated to our internal lease fleet to third-party sales transactions,” said Timothy R. Wallace, Trinity’s Chairman, President and CEO. “By doing so, we can continue growing our leasing operations while simultaneously improving the Company’s overall cash flow. We are excited to have identified investors who share our vision of growth and profitability in the railcar industry.”

The Company will provide further details on this transaction during its Second Quarter Results conference call.

Trinity Industries, Inc., headquartered in Dallas, Texas, is a holding company that owns a variety of market-leading businesses which provide products and services to the industrial, energy, transportation, and construction sectors. Trinity reports its financial results in five principal business segments: the Rail Group, the Railcar Leasing and Management Services Group, the Inland Barge Group, the Construction Products Group and the Energy Equipment Group. For more information, visit: www.trin.net.

Some statements in this release, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Trinity’s estimates, expectations, beliefs, intentions or strategies for the future, and the assumptions underlying these forward-looking statements. Trinity uses the words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” and similar expressions to identify these forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the most recent fiscal year.

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